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EXHIBIT 10.3

/CurrentDate/

This NONQUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is effective /Grant Date/ (the “Grant Date”) between MOVADO GROUP, INC. (the “Company”) and the Eligible Person named in the indicative information below:

Name : /ParticipantName/

Officer Code : /OfficerCode/

Location Code : /LocationCode/

Plan Name : /PlanName/

Grant Date : /GrantDate/

Grant Type : /GrantType/

Awards Granted : /AwardsGranted/

The Compensation Committee of the Company’s Board of Directors (the “Commitee”), acting as the Committee authorized to administer the Movado Group, Inc. 1996 Stock Incentive Plan (as amended and restated as of April 4, 2013 and as subsequently amended, the “Plan”), has determined that the purposes of the Plan will be furthered by granting options to the Optionee under the Plan.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Nonqualified Stock Option Agreement (“Agreement”), the Company and the Optionee agree as follows:

SECTION 1. Grant of Option.

1.1 The Company hereby grants to the Optionee an option (the “Option”) to purchase that number of shares of the Company’s Common Stock, par value $.01 per share (“Stock”) at a purchase price per share as set forth as indicated above next to "Awards Granted".

1.2 The Option granted hereby is intended to be a nonqualified stock option subject to the provisions of the “Code, and is not intended to qualify for special tax provisions of Code Section 422.

SECTION 2. Exercisability.

2.1 The Option shall become exercisable on the third anniversary of the Grant Date

2.2 The Option may at any time and from time to time be exercised in whole or in part for the shares of Stock subject thereto, within the limitations on exercisability set forth above.

2.3 Unless terminated earlier, the unexercised portion of the Option shall automatically and without notice terminate and become null and void on the tenth anniversary of the Grant Date.

2.4 Upon the occurrence of a Change of Control (as defined in the Plan) prior to the date on which the Option expires, notwithstanding any other provision of the Plan, the Option shall immediately vest and become exercisable; provided, however, that in no event may the Option may be exercised until six months after the Grant Date.

SECTION 3. Method of Exercise.

3.1 The Option or any part thereof may be exercised in accordance with Section 2 of the Agreement only by giving written notice of exercise to the Company on a form to be provided by the Committee for that purpose and by specifying the number of whole shares of Stock with respect to which the Option is being exercised.  Such notice must be accompanied by payment of the full purchase price for the number of shares purchased.

3.2 Payment of the purchase price shall be made by the Optionee to the Company at the time of exercise as provided under the Plan and may be made in any manner permitted by the Plan.

SECTION 4. Termination of Employment

4.1 Notwithstanding the provisions of Section 2 of this Agreement, if the Option remains outstanding on the date the Optionee’s employment with the Company and all Affiliates terminates, the Option shall cease to be exercisable and shall terminate on such termination date, except as otherwise provided in this Section 4.

4.2 The Option shall terminate and expire on the day the Optionee’s employment is terminated for Cause whether or not the Optionee is a party to a written employment contract.  For purposes of this Section 4, the Optionee’s employment shall be deemed to be terminated for “Cause” if  the Optionee is discharged (i)  on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Affiliate,  (ii)  for violation of a written policy of the Company or any Affiliate, (iii)   for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Affiliate or (iv)  for “Cause” or any like term as defined in any written employment contract with the Optionee.

4.3 If the Optionee’s employment with the Company or any Company Affiliate terminates by reason of the Optionee’s voluntary resignation or termination without Cause then the vested portion of the Option may be exercised until the earlier of (i) 60 days after the date on which the final payment of any salary or severance (exclusive of any other payments such as commissions , bonuses or reimbursements for expenses) due to the Optionee from the Company or any Company Affiliate is made or (ii) the date on which the Option terminates or expires in accordance with the provisions of the Plan and this Agreement (other than this Section 4); provided, however, that in the event the Optionee’s employment terminates by reason of his or her permanent disability (as determined by the Committee) the opton shall become imediately exercisiable if the optionee has been employed by the company or any affiliate for at least 10 years and in any event.

4.4 If the Optionee’s employment terminates by reason of the Optionee’s retirement (i) at or after age 65 or (ii) before the age of 65 but at or after age 55, provided the Optionee has been employed by the Company or any Company Affiliate for at least 10 years and further subject to the approval of the Committee including any limitations or conditions the Committee may, in its discretion, impose which are not inconsistent with the terms of the Plan (such as, without limitation, a covenant by the you not to compete with the Company), then the option shall become imediately exercisable and the vested portion of the Option may be exercised until the earlier of (a) three years after termination of employment or (b) the date on which the Option terminates or expires in accordance with the provisions of the Plan and this Agreement (other than this Section 4).  The Committee may in its discretion determine whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Agreement.  The “vested portion” of the Option shall mean the portion thereof that becomes exercisable imediatley upon termination of the optionee's employment as provided in Section 4.3, 4.4 or 4.5 or otherwise is exercisable immediately prior to the Optionee’s termination of employment for any other reason.

4.5 If the Optionee’s employment terminates by  reason of death the option shall become imediately exercisable and  if the Optionee’s employment terminates in the manner described in Section 4.3 or 4.4 and he or she dies within the period for exercise provided for therein,  the vested portion shall be exercisable by the person to whom the Option passes under the Optionee’s will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) three years after the Optionee’s death or (ii)  the date on which the Option terminates or expires in accordance with the provisions of the Plan and this Agreement (other than this Section 4).

SECTION 5. Non-Transferability.

No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by laws of descent and distribution except as otherwise permitted under the Plan to a Permitted Transferee.

SECTION 6. Right of Discharge Reserved.

Nothing in the Plan or this Agreement shall confer upon the Optionee the right to continue in the employment of the Company or any of its Affiliates or affect any right that the Company or such Affiliate may have to terminate the employment of the Optionee.

SECTION 7. No Shareholder Rights.

No Optionee or other person shall have any of the rights of a shareholder of the Company with respect to any shares subject to the Option until the date of the issuance of the underlying shares of Stock subject to the Option to the Optionee.  Except for the adjustments made pursuant to Section 13 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of the issuance of such shares of Stock to the Optionee.

SECTION 8. Plan Provisions to Prevail.

This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof.  If there is any inconsistency between any of the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

SECTION 9. Optionee’s Acknowledgments.

By entering into this Agreement the Optionee agrees and acknowledges that (a) the Optionee has received and read a copy of the Plan and (b) none of the Company, the Company’s Board of Directors, the Committee, any Affiliate of the Company (including their respective parents and subsidiaries) and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder of this Agreement.

SECTION 10. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in this Agreement, the heirs, personal representatives, conservator and committee of the Optionee.

SECTION 11. Governing Law.

This Agreement shall be governed by the laws of the State of New York applicable to agreements made to and to be performed entirely within such State.

SECTION 12. Interpretation.

Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Optionee and the Company.

SECTION 13. Notices.

All notices and other communications hereunder shall be given in writing and shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, as its principal corporate headquarters and (b) to the Optionee, at the Optionee’s principal residential address last furnished to the Company.  Notices sent to the Company shall be sent to Movado Group, Inc., 650 From Road, Ste. 375, Paramus, New Jersey 07652. Attention:  Secretary.  Either party may, by notice, change the address to which notice to such party is to be given.

SECTION 14. Discretionary Nature of Plan.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any other awards under the Plan in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionee`s employment with the Company.

SECTION 15. Section 409A.

This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Optionee on account of non-compliance with Section 409A of the Code.

SECTION 16 No Impact on Other Benefits.

The value of the Grantee`s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

SECTION 17 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

SECTION 18. Section Headings.

The Section headings contained herein are for convenience only and are not intended to define or limit the contents of said Sections.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MOVADO GROUP, INC.

/s/ Timothy Michno

Timothy Michno

Secretary and General Counsel

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